Exhibit 10.15

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT ("Agreement") is made as of October 1, 2004 between CARE CONCEPTS I, INC. (the "Company"), and Gary Spaniak Sr. an individual (the "Consultant").

      WHEREAS, the Company is developing its presence as a media holding company; and

      WHEREAS, Consultant is experienced in all aspects of Business Consulting, including but not limited to planning, implementation, employment issues, mergers and acquisitions, and finance; and

      WHEREAS, the Company and the Consultant wish to establish a business relationship defining Consultant's status with the Company as an independent consultant;

      THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

      1. Engagement. Company hereby engages Consultant as an independent consultant on the terms and conditions set forth herein.

            1.1 Consultant will consult with the Company at its request in the areas of his expertise at mutually acceptable times and places.

            1.2 The Company shall not engage any other Consultant's specifically to perform the duties established herein as duties to be performed by Mr. Spaniak, with the exception of the Company's engagement of Bobby Story as its Consultant pursuant to the matters defined herein. The Company acknowledges that Messrs. Story and Spaniak have exclusive rights to perform the duties defined herein.

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      2.    Term of Engagement. Subject to the provisions set forth herein, the term of Consultant's engagement hereunder shall continue for three (3) years. The Company may terminate the Agreement at any time prior to its three-year duration by tendering to Consultant full payment of all consideration due for the remainder of this Agreement ("Termination Payment") as a condition concurrent with Notice of Termination.

           2.1 Alternately, Executive will accept a one-time Termination Payment of the Company's common stock under the following terms:

            i. The number of shares to be issued shall be 120 percent of the amount equal to $34,000 each quarter, which includes Consulting Fee and health insurance premiums, and shall include payment in stock for any and all quarters for which Consultant would have earned his fee under this Agreement.

            ii. The stock price to be used to calculate the number of shares to be issued shall be equal to the average closing price on the five trading days prior to the date the termination payment is due.

            iii. If the Company for any reason fails to make the termination payment within two weeks after the termination date, then the payment due shall be equal to twice the number of shares (200 percent of the shares), due on the termination date.

            iv. The shares issued as alternate compensation shall be registered with the Securities and Exchange Commission on a Form S-8 or any applicable registration statement by which the shares may be registered in an expedient manner, including but not limited to an S-3 or piggyback rights to any pending SB-2, and shall be free trading shares at issuance.

            v. In the event that the Company opts to pay Consultant for the balance of his

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            Agreement in the Company's common stock, the Company shall also issue five warrants for each share of Common Stock issued pursuant to this Section 2.1, (the "Warrants") to purchase shares of Common Stock issuable upon such conversion. The exercise price for each block of five Warrants is fifty cents (0.50) and shall be substantially the form annexed hereto as Exhibit A. Consultant shall be entitled to Registration rights for the common stock underlying the warrants immediately following the Company's notice to Consultant that it will pay the Termination Payment in the Company's common stock. The underlying shares of stock available upon exercise of said warrants shall receive piggyback registration to any current filing the Company is engaged in at the time it notifies Consultant of its intent to pay the Termination Payment in common stock, or separately on a Form S-3 or any other applicable registration form to render the underlying shares free trading as soon as practicable.

      3.    Default.

            3.1 For purposes hereof, the following shall constitute an event of default ("Event of Default"): the failure of the Corporation to pay to Consultant any amount due under this Agreement within ten (10) days after it is due.

            3.2 Upon the occurrence of an Event of Default, the total amount to be paid under this Agreement, including health insurance benefits of $10,000 per year, (the "Default Amount") shall, at the option of Consultant, become immediately due and payable without notice or demand. In such event, the Consultant may forthwith give written notice to the corporation, whereupon the corporation shall, at its expense, promptly deliver payment to such place as the Consultant may designate.

            3.3 The corporation may elect to pay Consultant, in the Event of Default, in shares of the Company's common stock governed by the following terms and conditions:

                  i. The number of shares to be issued shall be 120 percent of the amount equal to

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                  $34,000 each quarter, which includes Consulting Fee and health insurance premiums, and shall include payment in stock for any and all quarters for which Consultant would have earned his fee under this Agreement.

                  ii. The stock price to be used to calculate the number of shares to be issued shall be equal to the average closing price on the five trading days prior to the date the Consultant gives written notice to the Company that payment is due.

                  iii. If the Company for any reason fails to make the payment within two weeks after Consultant gives written notice to Company that payment is due, then the payment due shall be equal to twice the number of shares (200 percent of the shares), due on the date Consultant gives written notice of payment due.

                  iv. The shares issued as alternate compensation shall be registered with the Securities and Exchange Commission on a Form S-8 or any applicable registration statement by which the shares may be registered in an expedient manner, including but not limited to an S-3 or piggyback rights to any pending SB-2, and shall be free trading shares at issuance.

                  v. In the event that the Company opts to pay Consultant for the balance of his Agreement in the Company's common stock, the Company shall also issue five warrants for each share of Common Stock issued pursuant to this Section 3.3, (the "Warrants") to purchase shares of Common Stock issuable upon such conversion. The exercise price for each block of five Warrants is fifty cents (0.50) and shall be substantially the form annexed hereto as Exhibit A. Consultant shall be entitled to Registration rights for the common stock underlying the warrants immediately following the Company's notice to Consultant that it will pay the Termination Payment in the Company's common stock. The underlying shares of stock available upon exercise of said warrants shall receive piggyback registration to any current filing the Company is engaged in at the time it notifies Consultant of

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                  its intent to pay the Termination Payment in common stock, or separately on a Form S-3 or any other applicable registration form to render the underlying shares free trading as soon as practicable.

      4. Duties. Such consultation shall be scheduled to perform said duties at mutually agreed upon times. Such consultation shall not require Consultant to travel outside of Florida unless agreed upon by Consultant.

      5. Compensation. For all services Consultant may render to the Company during the term of this Agreement and in consideration of this agreement to consult with the Company, Consultant shall receive the following compensation:

            a.)   A base fee at the rate of $126,000.00 per year, paid on the
      15th and on the last day of each month;

            c.)   Consultant shall be reimbursed up to $10,000 per annum for health-related insurance and costs.

      6.    Miscellaneous.

            6.1 In consideration of the promises contained in this Agreement, Consultant agrees: The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

            6.2 Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, at the address of its principal place of business, and any notice to be given to Consultant shall be addressed to him at his home address last shown on the

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records of the Company, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

            6.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts thereof, shall not be affected thereby.

            6.4 The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company.

            6.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

            6.6 In the event that a dispute arises between the Parties, the laws of the State of Florida shall prevail.

      7.    Other.

            This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

            This Agreement may be executed by fax. Any signature page delivered by a fax machine or facsimile copy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any

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party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CARE CONCEPTS I, INC.

By: /s/ Steve Markley
    -----------------
CHIEF EXECUTIVE OFFICER

By: /s/ Gary Spaniak Sr.
    --------------------
CONSULTANT

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